EXHIBIT 10

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                        c/o ISP MANAGEMENT COMPANY, INC.
                                 1361 Alps Road
                            Wayne, New Jersey  07470





                                                    September 29, 1999


Mr. Sunil Kumar
301 Westgate Road
Ridgewood, New Jersey 07450

Dear Mr. Kumar:

1. Grant of Right to Purchase Shares. Subject to the terms and conditions hereof, International Specialty Products Inc. (the "Company" or "ISP") hereby grants you the right to purchase 318,599 shares of common stock, $.01 par value, of the Company (the "Shares") held in the Company's treasury for the purchase price of $9.563 per share, or an aggregate of $3,046,762.24 (the "Purchase Price"), and you hereby agree to purchase the Shares with the proceeds of the loan from the Company to you described below.

2. Loan from Company. (a) In order to enable you to purchase the Shares pursuant to paragraph 1 hereof, the Company hereby agrees, on the terms and conditions hereinafter set forth, to make a loan to you in the principal amount of $3,046,762.24 (the "Loan"). The Loan shall be evidenced by your promissory note made payable to the Company in substantially the form of Exhibit A hereto (the "Note"). The Note shall bear interest on the unpaid principal amount outstanding, from the date thereof until the Note is paid in full or cancelled as provided in paragraph 2(g) hereof, at a rate of six percent (6%) per annum, payable annually in arrears on February 15 of each year, commencing on February 15, 2000. If the rate of interest payable in accordance with the Note would at any time exceed the maximum permitted by any law applicable at that time to a commercial loan of the kind evidenced by the Note, then for such period as such rate would exceed the maximum permitted by such law (and no longer) the rate of interest payable under the Note shall be reduced to the maximum permitted by such law. Principal shall be payable in four installments on each June 11 of the years 2001, 2002 and 2003 and on January 11, 2004 (each, an "Installment Payment Date"), the first three of which shall be in the amount of $761,691 each and the last of which shall be for the balance of the then outstanding principal amount; provided, however, that the entire principal amount outstanding, together with all interest accrued thereon, shall become, at the Company's election, immediately due and

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payable  upon  your  cessation  of  employment  by  the  Company  or  any of its subsidiaries for any reason whatsoever.

     (b) Application of Loan Proceeds. The proceeds of the Loan shall be applied, and you hereby authorize and direct the Company to apply such proceeds, to pay the Purchase Price for the Shares.

     (c) Optional Prepayment. You may prepay the Note in whole or in part, with accrued interest to the date of prepayment on the amount prepaid, without premium or penalty.

     (d) Payments and Computations. You shall make each payment under the Note and this Agreement on the date when due, in lawful money of the United States of America and in funds immediately available to the Company at its address stated above. You hereby authorize the Company, if and to the extent payment is not made when due and payable under this Agreement or the Note, at any time and from time to time, without notice to you, to offset against the amount so due any amounts now or hereafter due to you from the Company or its subsidiaries or affiliates and you specifically authorize the Company to withhold such amounts from any wages, salary, severance, bonus payment or other compensation payable to you in connection with your employment by the Company or its subsidiaries to the extent permitted by applicable law. All computations of interest under the Note and this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed in a given period (including the first day but excluding the last day of such period). If any payment to be made under the Note or this Agreement shall be due on a Saturday, Sunday or a legal holiday under the laws of the State of New Jersey, such payment shall be made on the next succeeding business day and such extension of time shall be included in computation of the interest or other payment due.

     (e) Conditions to Closing. The obligation of the Company to make the Loan is subject to the conditions precedent that on the Closing Date (as hereinafter defined):

     (i) the Company shall have received this Agreement and the Note, each duly executed by you;


     (ii) the representations and warranties contained in this Agreement and the Note are true and correct as though made on and as of the Closing Date;


     (iii) no event has occurred and is continuing, or would result from the Loan, which constitutes an Event of

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Default  or  would  constitute  an  Event  of Default with the giving of notice, lapse of time or other conditions; and


     (iv) the Company shall have received a certificate dated the Closing Date, signed by you, confirming the matters set forth in the preceding subsections
(ii) and (iii).


     (f) Events of Default. Each of the following shall constitute an event of default ("Event of Default") under this Agreement and the Note:

     (i) You shall fail to pay when due any principal of, or interest on, the Note or any other amount payable under this Agreement or the Note, whether at any stated maturity or by acceleration or otherwise; or

     (ii) Any of your representations or warranties made herein or otherwise in connection with this Agreement, the Note or the Loan is incorrect in any material respect when made; or

     (iii) You fail to perform or observe any other term or covenant in this Agreement or the Note; or

     (iv) You shall permit any judgment or attachment or execution against any of your property to remain unstayed, unpaid or undismissed for a period of more than thirty (30) days, or you shall make an assignment for the benefit of creditors, or shall admit in writing your inability to pay your debts as they become due, or there shall have been filed by or against you a petition for relief under any federal or state bankruptcy or insolvency law, or any other petition or similar request with a court having competent jurisdiction, looking to reorganization, arrangement, composition, readjustment, liquidation, custodianship, receivership or similar relief under any federal or state bankruptcy law or regulation, or you shall be adjudicated a bankrupt or insolvent, or there shall be an appointment of a trustee, receiver or custodian of all or any substantial part of your properties or assets, provided that with respect to the filing against you of any involuntary petition for relief under any federal or state bankruptcy or insolvency law, such petition shall not have been discharged within thirty (30) days of its filing.

Upon the occurrence of any Event of Default, the Company may (in addition to all of the rights and remedies which it may otherwise have), at its option, declare all amounts then owing under this Agreement or the Note, and all of your other obligations to the Company, to be immediately due and payable, whereupon the same shall become immediately due and

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payable, without  presentment, demand,  protest  or  further  notice of any kind whatsoever, all of which are hereby expressly waived by you, and the Company shall be entitled to exercise forthwith (to the extent and in such order as the Company may elect, in its sole discretion) any or all rights and remedies provided for in this Agreement or the Note or that may otherwise be available to the Company at law, in equity, by contract or otherwise, which rights and remedies shall be cumulative and not exclusive.

     (g) Forgiveness of Principal. (i) If, during the period commencing on the date hereof and ending at the close of business on each Installment Payment Date, you remain continuously employed by the Company or any of its subsidiaries, the principal amount of the Loan due and payable on such Installment Payment Date shall be forgiven, so that if, during the period commencing on the date hereof and ending at the close of business on January 11, 2004, you have remained continuously employed by the Company or any of its subsidiaries, the Loan and the Note shall be cancelled and discharged in full; provided that all interest due on the Note shall have been paid. Any forgiveness of principal shall be applied in the order of maturity.

     (ii) If a Change of Control (as defined in ISP's 1991 Incentive Plan for Key Employees and Directors, as amended (the "Plan")) of ISP shall occur and at any time following such Change of Control, ISP (or any successor thereto) terminates without Cause your employment, your employment is terminated as a result of your death or Disability (as defined in the Plan) or you terminate your employment for Good Reason (as defined in the Plan), the principal amount of the Loan then outstanding shall be immediately forgiven and the Loan and the Note shall be cancelled and discharged in full. You hereby acknowledge your receipt of the Plan. For purposes of this Agreement, the term "Cause" shall mean
(w) the commission of a felony, the commission of a misdemeanor involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to your employer or any affiliate thereof, (x) substantial and repeated failure by you to perform your duties, (y) gross negligence or willful misconduct with respect to your employer or any affiliate thereof or (z) a material breach of any of the terms or provisions of any employment agreement to which you may be a party; provided, however, that if at the time of termination of your employment you are a party to an employment agreement with an entity controlled by or under common control with Samuel J. Heyman that contains a definition of "Cause" that is inconsistent with the provisions hereof, the definition contained in that employment agreement shall govern for purposes of this Agreement.


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3. Representations and Warranties. You represent and warrant as follows:

     (a) You have the legal right, power, authority and capacity to execute, deliver and perform this Agreement and the Note.


     (b) The execution, delivery and performance by you of this Agreement and the Note do not and will not (i) violate any applicable law or regulation, or any judgment, order, writ, injunction or decree of any judicial or other governmental agency or body to or by which you or any of your properties or assets are subject or bound, (ii) constitute a breach of, or default under, any agreement, undertaking or instrument to which you are a party or by which you may be affected, or (iii) result in the imposition of any lien, encumbrance or restriction on any of your assets.


     (c) This Agreement is, and, when executed and delivered pursuant hereto, the Note will be, your legal, valid and binding obligations, enforceable against you in accordance with their respective terms.


     (d) After giving effect to the Loan and the application of the proceeds thereof to purchase the Shares, your assets (excluding the Shares), net of your liabilities, exceed the principal amount of the Loan. You have good and marketable title to, or valid leasehold interests in, all of your assets, subject only to possible minor imperfections of title that do not impair the use of any asset or materially detract from its value.


     (e) There are no pending or threatened claims, actions, proceedings or investigations before any court, arbitrator, or governmental body or agency that may, singly or in the aggregate, have a material adverse effect on the validity or enforceability of this Agreement or the Note or on your financial condition or your properties.



All of the representations and warranties contained in this Agreement, or in any other writing delivered to the Company in connection with this Agreement, including the Note, shall survive so long as any amount remains unpaid under this Agreement or the Note or you have any other obligation under this Agreement or the Note.



4. Restrictions on Transferability. (a) You covenant and agree that, so long as any amount remains unpaid under the Note or this Agreement, unless the Company shall otherwise

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consent  in  writing,  you  shall  not, directly  or indirectly,  sell,  pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (hereinafter collectively called "transfer") any Shares or any interest in any Shares, or any stock certificate representing, or any voting trust certificate issued with respect to, any Shares, except that, subject to paragraph 4(b) hereof, the restrictions imposed by this paragraph 4 shall lapse and terminate as to that number of Shares (expressed as a percentage of all Shares) that is equal to the portion (expressed as a percentage) of the aggregate principal amount of the Loan that either has theretofore been repaid or forgiven as provided in paragraph 2 hereof or will be repaid concurrently with such transfer from the cash proceeds of such transfer.



     (b) Notwithstanding anything to the contrary contained herein, you agree that you will not transfer any of the Shares except in compliance with all federal and state securities laws. The Company agrees that it will file a registration statement on Form S-8 (or any successor form) with respect to the Shares.



5. Closing. The closing of the transactions contemplated hereby shall occur on such date, not later than October 3, 1999, as you and the Company shall agree (the "Closing Date"), provided that you have fulfilled the conditions set forth in paragraph 2(e) hereof.



6. Legend on Certificates. Each stock certificate issued to represent any of the Shares shall bear the following (or a substantially equivalent) legend on its face or reverse side:



          "These securities have not been registered under the Securities Act of 1933, as amended, or under the applicable securities laws of any other jurisdiction. These securities may not be sold unless registered under the Securities Act of 1933, as amended, and any other applicable securities laws, unless an exemption from such registration is available. In addition, the transfer of these securities is subject to restrictions set forth in an Agreement, dated as of September 29, 1999, and any amendments thereto, a copy of which is available for inspection at the office of the Company."



Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear the same legend, unless and to the extent, in the

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opinion  of  counsel  acceptable  to  the  Company  (which  counsel  may  be  an employee of the Company or its affiliates), the Shares represented thereby are no longer subject to the restrictions referred to in such legend.



7. Miscellaneous. (a) This Agreement, together with the Note, constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company (following the specific approval of such modification or amendment by the Company's Board of Directors) and you.



     (b) Each party to this Agreement shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.



     (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.



     (d) Except as otherwise expressly provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and you and your heirs, personal representatives and assigns; provided, however, that you shall not have the right to assign any of your rights under this Agreement except as expressly provided herein; and provided, further, that nothing contained in this Agreement shall be construed as granting you the right to transfer any of the Shares except in accordance with this Agreement.



     (e) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained in this Agreement.



     (f) All determinations by the Board of Directors of the Company (or its successors) hereunder shall be binding and conclusive.


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     (g) The paragraph  headings  contained  herein are for convenience only and are not intended to define or limit the contents of any paragraph.



     (h) Nothing in this Agreement or the Note shall confer on you any right to continue in the employ of the Company or any subsidiary or affiliate of the Company or any successor to any of them, affect the right of the Company or any such subsidiary, affiliate or successor to terminate your employment at any time, or be deemed a waiver or modification of any provision contained in any agreement between you and the Company or any such subsidiary, affiliate or successor.



     (i) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.



     (j) This Agreement shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be construed and enforced in accordance with the internal laws of that state without regard to the principles of conflicts of law.



If you are in agreement with the foregoing, please sign and return the extra copy of this Agreement to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.



                    Very truly yours,



                    INTERNATIONAL SPECIALTY PRODUCTS INC.





                    By:   /s/Samuel J. Heyman
                          -------------------

                    Name: Samuel J. Heyman


                    Title: Chairman


AGREED AND ACCEPTED:
/s/Sunil Kumar
--------------
Sunil Kumar

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